                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Aspect Telecommunications Corporation on Form S-3 of our reports dated January 14, 1997 and March 26, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Aspect Telecommunications Corporation for the year ended December 31, 1996.

     We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
October 23, 1997